Exhibit 99.1

OSG

OSG America L.P.	Press Release

For Immediate Release

OSG AMERICA L.P. FILES 2008 FORM 10-K

TAMPA, FL – March 12, 2009 – OSG America L.P. (the Company or the Partnership) (NYSE: OSP), today announced it has filed with the U.S. Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2008.

OSG America’s 2008 Form 10-K can be viewed on the Partnership’s website at www.osgamerica.com by selecting “Investor Relations & News” and then “Annual Reports.”

Upon written request, investors may receive free of charge a hard copy of the Annual Report on Form 10-K (including complete audited financial statements). Written requests should be directed to OSG America L.P. Investor Relations at Two Harbour Place, 302 Knights Run Avenue, Suite 1200, Tampa, FL 33602.

ABOUT OSG AMERICA L.P.

OSG America L.P. (NYSE: OSP) is the largest operator of U.S. Flag product carriers and ocean-going barges transporting refined petroleum products, based on barrel-carrying capacity. OSP has an operating fleet of 22 Handysize product carriers and tug barges that trade primarily in the Jones Act market. OSG America L.P.’s limited partner units are listed on the New York Stock Exchange and trade under the symbol “OSP.” More information is available at www.osgamerica.com.

CONTACT INFORMATION

For more information contact Jennifer L. Schlueter, Vice President Investor Relations and Corporate Communications, OSG Ship Management, Inc. at +1-212-578-1699.